EXHIBIT 10.34

Summary Sheet of Compensation of Named Executive Officers
(as defined in Regulation S-K Item 402(a)(3)) of Jones Apparel Group, Inc.

As approved by the Compensation Committee of the Board of Directors on December 14, 2004

Executive Officer	2005 Salary		2004 Bonus	2005 Restricted Stock Grant (1)
Peter Boneparth President and Chief Executive Officer	$2,500,000	(2)	$2,000,000	100,000 shares
Sidney Kimmel Chairman	$1,200,000	(2)	$1,800,000	-
Wesley R. Card Chief Operating and Financial Officer	$1,100,000		$1,000,000	50,000 shares
Rhonda J. Brown President and Chief Executive Officer, Footwear, Accessories and Retail Group	$1,300,000	(2)	$1,500,000	25,000 shares
Ira M. Dansky Executive Vice President, Secretary and General Counsel	$650,000		$600,000	10,000 shares

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(1)	Grants are effective January 3, 2005. Vesting restrictions lapse as to all of the shares on the second business day immediately following the Company's public announcement of fourth quarter financial results for the year 2007, provided that the Company achieves certain performance targets.
(2)	No salary increase for 2005.